FOR IMMEDIATE RELEASE

KBL HEALTHCARE ACQUISITION CORP. III AND PRWT SERVICES, INC. ANNOUNCE
PRWT SERVICES’ UNAUDITED FIRST QUARTER 2009 RESULTS

First Quarter 2009 as Compared to First Quarter 2008

•	Revenues increased 120.5% to $64.5 million from $29.2 million

•	EBITDA of $12.3 million vs. EBITDA loss of $2.4 million

•	Net income of $8.9 million vs. net loss of $3.8 million

New York, NY and Philadelphia, PA – June 2, 2009 – PRWT Services, Inc. (“PRWT” or the “Company”), a minority-owned pharmaceutical services, facilities management and business processing services company, today announced unaudited financial results for the first quarter ended March 31, 2009.

On March 16, 2009, PRWT announced it had entered into a definitive agreement with KBL Healthcare Acquisition Corp. III (“KBL”) (NYSE AMEX: KHA, KHA.U, KHA.WS), providing for a business combination in which PRWT will become the publicly traded company upon closing.  The business combination is expected to close in the third quarter of 2009. PRWT will retain its status as a minority business enterprise following the consummation of the business combination.

PRWT’s consolidated revenues for the first quarter of 2009 increased approximately 120.5% to $64.5 million from $29.2 million for the first quarter of 2008.  Product revenues at Cherokee Pharmaceuticals (“Cherokee”), PRWT’s pharmaceutical manufacturing and distribution subsidiary, increased by more than 455% to $45.5 million for the first quarter of 2009 from $8.2 million for the first quarter of 2008.  Cherokee delivered five different products to customers in the first quarter of 2009 compared to one product in the first quarter of 2008, its first quarter of operation under PRWT, during which it was primarily focused on building inventory levels.  Service revenues at U.S. Facilities, Inc. (“USF”), the Company’s 51% owned facilities management and maintenance business, and PRWT Services, Inc., the Company’s business processing services (“BPS”) business, declined to $18.9 million for the first quarter of 2009 from $21.0 million for the first quarter of 2008.

Consolidated gross profit for the first quarter of 2009 improved to $17.6 million, or approximately 27.3% of revenues, from $0.9 million, or 3.1% of revenues, for the first quarter of 2008.  Gross profit from product revenue for the first quarter of 2009 was $15.6 million, or approximately 34.3% of revenues, as compared to a loss of $1.8 million in the prior year’s quarter, driven by the significant increase in revenues due to the ramp up of the Cherokee facility as well as a favorable mix of higher margin products delivered in the first quarter of 2009.  Gross profit from service revenue was $2.0 million (approximately 10.4% of revenue) for the first quarter of 2009 versus $2.7 million (approximately 12.7% of revenue) for the first quarter of 2008.

Consolidated selling, general and administrative (“SG&A”) expenses for the first quarter of 2009 were $6.5 million, or approximately 10.0% of revenues, as compared to $4.1 million, or approximately 14.0% of revenues, in the prior year’s quarter.  The increase in SG&A expenses was primarily driven by an increase of $0.8 million at Cherokee, which added resources to support higher operating levels and increased sales and marketing activity, and by an increase of $1.1 million at corporate, represented largely by the addition of executive management and business development personnel.  SG&A declined as a percentage of revenue due to the rapid sales growth, which enabled these expenses to be spread across a larger base.

Earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2009 was $12.3 million, or approximately 19.0% of revenue, compared to an EBITDA loss of $2.4 million for the first quarter of 2008.  Net income was $8.9 million, or approximately 13.8% of revenue, for the first quarter of 2009 compared to a net loss of $3.8 million for the first quarter of 2008.  A reconciliation from net income (loss) to EBITDA (a Non-GAAP measure) is provided in the Condensed Consolidated Statements of Operations below.

PRWT’s balance sheet at March 31, 2009 reflected cash, cash equivalents and trading securities (excluding restricted cash) of $5.8 million, which was a decrease of $29.8 million from December 31, 2008.  Cash usage was primarily driven by an increase in accounts receivable and a reduction in unearned revenue at Cherokee associated with increased product deliveries during the first quarter of 2009.  The increase in accounts receivable was also the result of the timing of payments from Cherokee’s largest customer.  Total debt (net of discounts) was $62.8 million at March 31, 2009 as compared to $61.5 million at December 31, 2008.

Harold T. Epps, President and CEO of PRWT, commented, “The acquisition of Cherokee, combined with the investments we have made in the plant, property, and people, have enabled us to achieve significant increases in consolidated revenues, margins and profits for the first quarter of 2009.  We believe that Cherokee provides us with a significant opportunity based on its existing pharmaceutical platform, which includes state-of-the-art manufacturing and distribution capabilities, significant under-utilized capacity and operating leverage, and long-standing relationships with industry leaders.  Our service businesses – USF and BPS – remain stable, steady producers of income and cash flows.  We are endeavoring to expand our operations and industry presence, with a focus on life sciences and pharmaceutical services.  In doing so, we believe that we are positioning the company to address significant future market opportunities.”

John Elliot, President of Cherokee, added, “We believe that the results at Cherokee for the first quarter of 2009 validate PRWT’s strategic vision, operational execution, and management abilities.  We delivered high product quantities and enjoyed a favorable product mix in the quarter, which enhanced our performance.  Results for the balance of the year will be subject to the delivery requirements of our customers and mix of products delivered in any given quarter.  We are actively pursuing opportunities to broaden our customer relationships, enlarge our product portfolio, and expand the suite of pharmaceutical-related services we can provide.”

Marlene Krauss, M.D., Chief Executive Officer of KBL, commented, “We are very pleased with the first quarter results, particularly the strong performance of Cherokee, which we believe will be the primary growth driver going forward.  These results support the earnings potential we envisioned when we entered into this transaction.  We are excited to be working with this world class, performance driven management team and look forward to closing our transaction in the early part of the third quarter of 2009.”

About KBL Healthcare Acquisition Corp. III

KBL is a blank check company organized under the laws of the State of Delaware on January 9, 2007.  KBL was formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare industry in any geographic location.  On July 25, 2007, KBL closed its initial public offering (“IPO”) of 17.25 million units, including the underwriters’ full over-allotment option, generating $138.0 million in gross proceeds.  Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. As of March 31, 2009, KBL held approximately $135.4 million in a trust account maintained by an independent trustee, which will be released to KBL upon the consummation of the business combination. Additional information is available at www.kblhealthcare.com.

The business combination with PRWT is subject to customary closing conditions, including (a) approval by KBL stockholders, (b) approval by KBL stockholders of certain amendments to the certificate of incorporation of KBL and (c) fewer than 30% of the shares of KBL Common Stock issued in its IPO voting against the merger and demanding a cash conversion of their shares in accordance with KBL’s amended and restated certificate of incorporation.

The information on KBL’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings KBL makes with the SEC.

About PRWT Services, Inc.

PRWT is a diversified enterprise of pharmaceutical manufacturing and distribution, facilities management and maintenance, and business process solutions services. As a nationally recognized minority-business enterprise, PRWT is one of the largest minority-owned businesses headquartered in the Greater Philadelphia Region and has been ranked in the top 100 minority-owned service industry businesses in the United States by Black Enterprise magazine for the past nine years.  For more information, visit www.prwt.com.

The information on PRWT’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings PRWT makes with the SEC.

Unaudited Financial Information

All quarterly financial information presented in this release is unaudited, may be subject to further adjustment and is not necessarily indicative of PRWT’s financial performance for the entire fiscal year.

Use of Non-GAAP Financial Information

This release includes presentations of EBITDA, which is defined herein as net income plus depreciation and amortization, interest expense and income tax expense.  The Company believes that the presentation of EBITDA provides useful information to investors as it indicates more clearly the ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due.  EBITDA is commonly used as a measure of leverage capacity, debt service ability and liquidity.  EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA are significant components in understanding and assessing our financial performance.  EBITDA should not be considered in isolation or as an alternative to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity.  Since EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Forward Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about our: ability to complete a combination with one or more target businesses; success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination; our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements; potential inability to obtain additional financing to complete a business combination; limited pool of prospective target businesses; potential change in control if we acquire one or more target businesses for stock; public securities’ limited liquidity and trading; failure to list or delisting of our securities from the NYSE Amex or an inability to have our securities listed on the NASDAQ Stock Exchange following a business combination; use of proceeds not in trust or available to us from interest income on the trust account balance; or our financial performance following this offering.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, including those described in the registration statement on Form S-4 filed by KBL and PRWT with the SEC on April 22, 2009.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

The registration statement on Form S-4 filed by KBL and PRWT contains a preliminary proxy statement/prospectus. Stockholders of KBL and other interested persons are advised to read the preliminary proxy statement/prospectus, and all amendments thereto, and, when available, the definitive proxy statement/prospectus in connection with KBL’s solicitation of proxies for the special meeting to be held to approve the business combination with PRWT, because these will contain important information about PRWT, KBL  and the proposed business combination.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain a copy of the preliminary proxy statement/prospectus and, when available, the definitive proxy statement/prospectus, without charge, at the SEC’s internet site at http://www.sec.gov or by directing a request to: KBL Healthcare Acquisition Corp. III., 380 Lexington Avenue, 31st Floor, New York, NY 10168.

KBL and its directors and executive officers, and PRWT and its stockholders, directors and executive officers, and their respective affiliates, may enter into additional arrangements to purchase shares of common stock and/or warrants of KBL in open market or privately negotiated transactions.

KBL and its stockholders, directors and executive officers and PRWT and its stockholders, directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of KBL stockholders to be held to approve the merger.

COMPANY CONTACT:	-OR-	INVESTOR RELATIONS:
KBL Healthcare Acquisition Corp. III		The Equity Group Inc.

Dr. Marlene Krauss		Gerrard Lobo
Chief Executive Officer		Senior Account Executive
212-319-5555 ext. 3416		(212) 836-9610
mkrauss@kblhealthcare.com		globo@equityny.com

Michael Kaswan		Devin Sullivan
Chief Operating Officer		Senior Vice President
212-319-5555 ext. 3412		(212) 836-9608
mike@kblhealthcare.com		dsullivan@equityny.com

### #### ###

PRWT Services, Inc.
Condensed Consolidated Statements of Operations
(in thousands of US dollars)
(unaudited)

	Three Months Ended March 31,
	2009	2008

Product revenue	$45,513	$8,196
Service revenue	18,947	21,031
Total revenue	64,460	29,227
Cost of product revenue	29,911	9,948
Cost of service revenue	16,973	18,367
Gross profit	17,576	912
Selling, general and administrative expense	6,455	4,078
Income/(loss) from operations	11,121	(3,166)
Interest expense	1,395	643
Other income	(306)	(315)
Income/(loss) before taxes and non-controlling interest	10,032	(3,494)
Income tax expense	1,125	162
Net income attributable to non-controlling interest	1	124
Net income/(loss) attributable to PRWT Services, Inc.	$8,906	$(3,780)

Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$8,906	$(3,780)
Depreciation & amortization	833	548
Interest expense	1,395	643
Income tax expense	1,125	162
EBITDA	$12,259	$(2,427)

PRWT Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands of US dollars)

	As of	As of
	March 31, 2009	December 31, 2008
	(unaudited)

Cash, cash equivalents and trading securities	$5,781	$35,556
Restricted cash	1,647	1,645
Accounts receivable	42,216	16,810
Inventory	42,338	43,971
Prepaids and other current assets	4,194	2,602
Total current assets	96,176	100,584
Property and equipment, net	19,320	18,435
Construction in process	5,379	4,406
Goodwill and intangibles, net	4,259	4,324
Other assets	3,423	3,391
Total assets	$128,557	$131,140

Line of credit	$2,300	$2,300
Current portion of long-term debt	16,187	253
Accounts payable	14,689	15,860
Accrued expenses and other current liabilities	15,852	17,005
Unearned revenue	43,305	53,202
Total current liabilities	92,333	88,620
Long-term debt, net of current portion	44,299	58,972
Other long-term liabilities	4,301	4,837
Total liabilities	140,933	152,429
Common stock and paid-in capital	28,296	28,290
Accumulated deficit	(39,669)	(48,575)
Shareholder loans	(745)	(745)
Treasury stock	(2,355)	(2,355)
Total PRWT Services, Inc. stockholders’ deficit	(14,473)	(23,385)
Non-controlling interest	2,097	2,096
Total stockholders’ deficit	(12,376)	(21,289)
Total liabilities and stockholders’ deficit	$128,557	$131,140